Exhibit 99.01-

QUEBEC GOVERNMENT CONTRIBUTES C$349,750 GRANT TOWARDS DERMOND WIND TURBINE DEVELOPMENT

    BRIGHTON, MI and MONTREAL, QC, Sept. 2, 2003 - McKenzie Bay International, Ltd. (MKBY:OTC.PK) reports that its wholly owned Canadian subsidiary, DERMOND INC. "DERMOND", was awarded a CDN$349,750 non-refundable grant from the Quebec Government through its Conseil Regional de Developpment de L'Abitibi-Temiscaminque ("CRDAT") Assistance Program.

  DERMOND has designed an improved Vertical Axis Wind Turbine for high efficiency and performance in electricity generation and is preparing to erect 100 kW Vertical Axis Wind Turbines to demonstrate its wind turbine capabilities in targeted markets.

   McKenzie Bay is marketing the DERMOND Wind Turbine "DWT(sm)" as a key component of its WindStor(sm) electricity management system. WindStor is a complete "Green Energy" system that combines self-generated renewable energy and electricity storage from a Vanadium-based battery through a proprietary "DERMOND System Integrator" with existing power source(s) for lower cost, higher quality, "Uninterruptible Power Supply" for partial or complete isolation of a structure or location from the grid. DWTs unique patent-pending design provides many advantages and features: - Urban rooftop or ground level installations - Omni-directional for higher efficiency - Simple durable design for harsh climates - Diminished need for transmission lines - Quadruple blade attachments maximize safety - Guy-wired mast provides stability and safety - Heated blades prevent icing - Designed to withstand 135 mph winds - Low operating noise - Sizes from 100 kW to +MW

    About McKenzie Bay International, Ltd.

  McKenzie Bay International Ltd. (www.mckenziebay.com) is developing and preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and alternative electricity generation systems. The Company has two subsidiaries: DERMOND INC, which markets wind power turbines and related systems and McKenzie Bay Resources Ltd., a mining and refining company that is developing North America's largest Vanadium deposit.

    This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

For further information: For further information about this release and the business at McKenzie Bay International Ltd., and its subsidiaries, contact Richard Kaiser, Investor Relations, 800-631-8127 (001-757-306-6090 outside North America) and/or info@mckenziebay.com, Website: mckenziebay.com, DERMOND INC. Re:
WindStor contact, (514) 274-4244